                                 AMENDMENT NO. 2

                                       TO

                     REVOLVING CREDIT AND SECURITY AGREEMENT


                  THIS AMENDMENT NO. 2 ("Amendment") is entered into as of July 9, 1997, by and among GRAHAM-FIELD HEALTH PRODUCTS, INC., a corporation organized under the laws of the State of Delaware ("Holdings"), GRAHAM-FIELD, INC., a corporation organized under the laws of the State of New York ("Field"), GRAHAM-FIELD EXPRESS, INC., a corporation organized under the laws of the State of Delaware ("Express"), GRAHAM-FIELD TEMCO, INC., a corporation organized under the laws of the State of New Jersey ("Temco"), GRAHAM-FIELD DISTRIBUTION, INC., a corporation organized under the laws of the State of Missouri ("Distribution"), GRAHAM-FIELD BANDAGE, INC., a corporation organized under the laws of the State of Rhode Island ("Bandage"), GRAHAM-FIELD EXPRESS (PUERTO
RICO), INC., a corporation organized under the laws of the State of Delaware ("GFPR") and EVEREST & JENNINGS, INC., a corporation organized under the laws of the State of California ("E & J"), (Holdings, Field, Express, Temco, Distribution, Bandage, GFPR and E & J, each a "Borrower" and collectively "Borrowers"), the financial institutions which are now or which hereafter become a party to (collectively, the "Lenders" and individually a "Lender") the Loan Agreement (as defined below) and IBJ SCHRODER BANK & TRUST COMPANY, a New York banking corporation ("IBJS"), as agent for Lenders (IBJS, in such capacity, the "Agent").


                                   BACKGROUND


                  Borrowers, Lenders and Agent are parties to a Revolving Credit and Security Agreement dated as of December 10, 1996, as amended by Amendment No. 1 dated June 24, 1997 (as further amended, supplemented or otherwise modified from time to time, the "Loan Agreement") pursuant to which Lenders provide Borrowers with certain financial accommodations.

                  Borrowers have requested that Lenders and Agent amend the Loan Agreement and Agent and Lenders are willing to do so on the terms and conditions hereafter set forth.

                  NOW, THEREFORE, in consideration of any loan or advance or grant of credit heretofore or hereafter made to or for the account of Borrowers by Agent and/or Lenders, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                  1. Definitions. All capitalized terms not otherwise defined herein shall have the meanings given to them in the Loan Agreement.

                  2. Amendment to Loan Agreement. Subject to satisfaction of the conditions precedent set forth in Section 3 below, the Loan Agreement is hereby amended as follows:

                  (a) The following definitions in Section 1.2 of the Loan Agreement are amended in their entirety to provide as follows:

                           ""Advances" shall mean and include the Revolving
                  Advances, Letters of Credit, Acceptances and the Spot
                  Contracts.

                           "Maximum Revolving Advance Amount" shall mean
                  $57,500,000 on the Amendment No. 2 Effective Date, with such amount increasing to up to $75,000,000 at such time as additional Lenders commit to lend Borrowers up to an additional $17,500,000 in the aggregate upon the terms and conditions set forth herein.

                           "General Intangibles" shall mean and include as to
                  each Borrower all of such Borrower's general intangibles, whether now owned or hereafter acquired including, without limitation, all choses in action, causes of action, corporate or other business records, inventions, designs, patents, patent applications, equipment formulations, manufacturing procedures, quality control procedures, trademarks, service marks, trade secrets, goodwill, copyrights, design rights, registrations, licenses, franchises, customer lists, tax refunds, tax refund claims, computer programs, all claims under guaranties, security interests or other security held by or granted to such Borrower to secure payment of any of the Receivables by a Customer all rights of indemnification and all other intangible property of every kind and nature (other than Receivables).

                           "Required Lenders" shall mean Lenders holding at
                  least fifty-one percent (51%) of the Advances as of the most recent Settlement Date and, if no Advances are outstanding, shall mean Lenders holding fifty-one percent (51%) of the Commitment Percentages.

                           "Revolving Advances" shall mean Advances made
                  (including Special Advances) other than Letters of Credit, Acceptances and Spot Contracts."

                           "Revolving Interest Rate" shall mean an interest rate
                  per annum equal to (I) with respect to Advances other than Special Advances, (a) the Alternate Base Rate with respect to Domestic Rate Loans and (b) the sum of the Eurodollar Rate plus two and one-quarter percent (2.25%) with respect to Eurodollar Rate Loans and (II) with respect to Special Advances, (a) the Alternate Base Rate plus one-quarter of one percent (.25%) with respect to Domestic Rate Loans and (b) the sum of the Eurodollar Rate plus two and one-half percent (2.50%) with respect to Eurodollar Rate Loans.

                  (b) The following sentence is added at the end of the definition of "Total Debt Payments" in Section 1.2 of the Loan
Agreement:
                  "Payments made with respect to the Term Loan, Special Advances and the $5,000,000 promissory note in favor of Steego shall be excluded from the calculation of Total Debt Payments."

                  (c) The following definitions are added to Section 1.2 of the Loan Agreement in their appropriate alphabetical order to provide as follows:

                       "Amendment No. 2" shall mean Amendment No. 2 to
                  Revolving Credit and Security Agreement dated July 9,
                  1997.

                           "Amendment No. 2 Effective Date" shall mean the
                  date all of the conditions set forth in Section 4 of Amendment No. 2 have been satisfied.

                           "Maximum Special Advance Amount" shall mean
                  $2,500,000 on the Amendment No. 2 Effective Date, with such amount increasing to up to $10,000,000 at such time as additional Lenders commit to lend Borrowers an additional $7,500,000 in the aggregate upon the terms and conditions set forth herein and with such amount permanently decreasing by the amount of net cash proceeds received from a debt offering or an equity offering of common stock provided that the terms of any such offering are satisfactory to Agent and Lenders and such proceeds are delivered to Agent to be applied as follows: first to repay all outstanding Special Advances and second, to the Obligations in such order as Agent in its sole discretion may determine.

                           "Special Advances" shall mean Revolving Advances in
                  excess of the sum of the amounts derived from Sections 2.1(a)(y)(i) plus (ii) plus (iii), but shall not exceed from time to time in the aggregate an amount equal to (x) from the Amendment No. 2 Effective Date until the Special Advance Termination Date, the Maximum Special Advance Amount and (y) at all other times, $0.

                           "Special Advance Termination Date" shall mean the
                  earlier of (x) May 7, 1998, (y) the receipt by Borrowers of net cash proceeds of at least $10,000,000 from a debt offering or an equity offering of common stock and (z) the occurrence of an Event of Default.

                           "Spot Contracts" shall have the meaning set forth
                  in Section 2.15 hereof."

                           "Steego" shall mean Steego Corporation, a Delaware
corporation.

                  (d) The following phrase is added after the phrase "and securities" in subsection (d)(v) of the definition of "Collateral":

                  "and investment property"

                  (e) Section 2.1(a) of the Loan Agreement is amended in its entirety to provide as follows:

                  2.1. (a) Revolving Advances. Subject to the terms and conditions set forth in this Agreement, each Lender, severally and not jointly, will make Revolving Advances to Borrowers in aggregate amounts outstanding at any time equal to such Lender's Commitment Percentage of the lesser of (x) the Maximum Revolving Advance Amount less the sum of (i) the aggregate amount of outstanding Letters of Credit and Acceptances and Spot Contracts and (ii) the FX Reserve or (y) an amount equal to the sum of:

                           (i)      up to 85%, subject to the provisions of
                           Section 2.1(b) hereof ("Receivables Advance
                           Rate"), of Eligible Receivables, plus

                           (ii) up to the lesser of (A) 60%, subject to the provisions of Section 2.1(b) hereof ("Inventory Advance Rate"), of the value of the Eligible Inventory (the Receivables Advance Rate and the Inventory Advance Rate shall be referred to collectively, as the "Advance Rates") or (B) $30,000,000 in the aggregate at any one time (inclusive of amounts advanced pursuant to clause
                           (iii) below), plus

                           (iii) the product of (a) the aggregate amount of outstanding trade Letters of Credit times (b) the Inventory Advance Rate, minus

                           (iv) the aggregate amount of outstanding Letters of Credit and Acceptances and Spot Contracts, plus

                           (v) Special Advances minus

                           (vi) the FX Reserve, minus

                           (vii) such reserves as determined in good faith by Agent from time to time in the exercise of its discretion in a reasonable manner, including, without limitation, reserves for Liens permitted under subparagraphs (h) and (i) under the definition of Permitted Encumbrances.

                  The amount derived from the sum of (x) Sections 2.1(a)(y)(i) and (ii) and (iii) and (v) minus (y) Sections 2.1 (a)(y)(vii) at any time and from time to time shall be referred to as the "Formula Amount". The Revolving Advances shall be evidenced by the secured promissory notes ("Revolving Credit

Notes") substantially in the form attached hereto as Exhibit 2.1(a).

At such time as (i) the Receivables and Inventory of E & J Canada are subject to a first priority perfected security interest in favor of Agent and (ii) the eligibility criteria set forth in this Agreement are met (it being deemed for purposes of this determination that E & J Canada is a "Borrower"), the determination of the Formula Amount shall include the Eligible Receivables and Eligible Inventory of E & J Canada."

                  (f) Section 2.5 of the Loan Agreement is amended in its entirety to provide as follows:

                           "2.5  Maximum Advances.  The aggregate balance of
                  Advances outstanding at any time shall not exceed the lesser of (a) the Maximum Revolving Advance Amount or
                  (b) the Formula Amount."

                  (g) The proviso in the first sentence of Section 2.9 of the Loan Agreement is amended in its entirety to provide as follows:

                           "provided, however, that Agent will not be required
                  to issue or cause to be issued any Letters of Credit or accept or cause to be accepted any Acceptances to the extent that the face amount of such Letters of Credit and Acceptances would then cause the sum of (i) the outstanding Revolving Advances plus (ii) outstanding Letters of Credit plus (iii) outstanding Acceptances plus (iv) the outstanding Spot Contracts plus (v) the F/X Reserve to exceed the lesser of (x) the Maximum Revolving Advance Amount or (y) the Formula Amount."

                  (h) Section 2.10(f) of the Loan Agreement is amended in its entirety to provide as follows:

                           "(f) Each Acceptance shall be payable in Dollars and
                  shall be in the face amount of at least $1,000,000. The maturity of each Acceptance shall be in any 30 day increment equal to or greater than 30 and less than or equal to 180 days or, if such day is not a Business Day, on the next succeeding Business Day and, in any event, no later than the day preceding the expiration of the Term. This Section 2.10(f) will not apply to Acceptances created under Letters of Credit."

                  (i) The first sentence of Section 2.15(a) of the Loan Agreement is amended in its entirety to provide as follows:

                           "(a) Subject to the terms and conditions hereof,
                  Borrowing Agent, on behalf of any Borrower, may, from time to time, request and Agent may, in its sole discretion, purchase or arrange for the purchase of foreign currency for delivery immediately or at some future date (the contracts for such purchases being hereinafter referred to as "Foreign Exchange Contracts" and the contracts for such purchases which have matured and not yet settled being hereinafter referred to as "Spot Contracts"); provided, however, that the aggregate outstanding face amount of all Foreign Exchange Contracts ("Foreign Exchange Obligations") shall at no time exceed $1,500,000 ("Maximum Foreign Exchange Facility"); further provided, however, that Agent will not be required to enter into or arrange for Foreign Exchange Contracts to the extent that (x) such Foreign Exchange Contract would expire after the last day of the Term or (y) the face amount of such Foreign Exchange Contract would then cause the sum of (i) the outstanding Revolving Advances plus (ii) outstanding Letters of Credit plus (iii) outstanding Acceptances plus (iv) the outstanding Spot Contracts plus (v) the F/X Reserve to exceed the lesser of (A) the Maximum Revolving Advance Amount or (B) the Formula Amount."

                  (j) The last sentence of Section 2.15(a) is amended in its entirety to provide as follows:

                  "The FX Reserve shall mean an amount initially equal to fifteen percent (15%) of the amount of Foreign Exchange Contracts outstanding from time to time Agent purchased or arranged to purchase on the forward market, which amount may, in the exercise by Agent of its sole discretion (and without any obligation to do so), be (i) decreased at any time or from time to time or (ii) increased at any time or from time to time by an amount equal to the difference between exchange exposure of Agent under the Foreign Exchange Contracts and the amount of the FX Reserve in existence at such time."

                  (k) A new Section 2.17 is added to the Loan Agreement which provides as follows:

                           "2.17 Special Advances.  For purposes of
                  calculating interest hereunder, each payment on account of any Advances shall be applied first to Advances other than Special Advances and second, to the Special Advances."

                  (l) The phrase "including the date of issuance" on the third line of Section 3.2(a) of the Loan Agreement is amended in its entirety to provide as follows:

                  "excluding the date of issuance"

                  (m) The following language is added at the end of section 4.3 of the Loan Agreement:

                  "and (d) the disposition or transfer of obsolete and worn-out Equipment in the ordinary course of business during any fiscal year having an aggregate net book value of not more than $500,000 and only to the extent that the proceeds of any such disposition are used to (i) acquire replacement Equipment which is subject to Agent's first priority security interest or (ii) repay the Obligations in such order as Agent in its sole discretion may determine."

                  (n) Section 4.5(d) of the Loan Agreement is amended in its entirety to provide as follows:

                  "(d) each Borrower's Equipment and Inventory shall be located as set forth on Schedule 4.5 and shall not be removed from such location(s) except to another of such locations without the prior written consent of Agent except with respect to the sale of Inventory in the ordinary course of business and Equipment to the extent permitted in Section 4.3 hereof."

                  (o) The following language is inserted at the end of the parenthetical language on the sixth line of Section 4.6 of the Loan Agreement:

                  "and Equipment to the extent permitted in Section 4.3 hereof"

                  (p) Section 4.17 of the Loan Agreement is amended in its entirety to provide as follows:

                  "4.17. Maintenance of Equipment. Borrowers shall maintain the Equipment in good operating condition and repair (reasonable wear and tear excepted) and all necessary replacements of and repairs thereto shall be made so that the value and operating efficiency of the Equipment shall be maintained and preserved. No Borrower shall use or operate the Equipment in violation of any law, statute, ordinance, code, rule or regulation if such violation could reasonably be expected to have a Material Adverse Effect. Each Borrower shall have the right to sell Equipment to the extent set forth in Section 4.3 hereof."

                  (q) Section 5.9 of the Loan Agreement is amended by adding the following language after the phrase "utilized by any Borrower" on the fifth line thereof:

                  "are set forth on Schedule 5.9 and"

                  (r) The following language is added at the end of Section 7.18 of the Loan Agreement:

                  "or (z) senior unsecured debt permitted pursuant to Section 7.8(vi), except so long as (i) no Default or Event of Default has occurred prior to and after giving effect to such payment,
                  (ii) after giving effect to such payment, Borrowers have Undrawn Availability of at least $10,000,000 and (iii) the Maximum Special Advance

                  Amount has been permanently reduced to $0, then Borrowers may make regularly scheduled payments on such senior unsecured debt."

                  (s) Schedules 4.5, 5.2(b) and 5.9 to this Agreement are replaced with Schedules 4.5, 5.2(b) and 5.9 to this Amendment and Exhibit 2.1(a) to the Agreement is replaced with Exhibit 2.1(a) to this Amendment.

                  (t) Upon a Lender's commitment to increase the amount of Advances such Lender has committed to fund, each Lender's Commitment Percentage shall automatically be amended to be a percentage equal to the amount of Advances that such Lender has committed to funding divided by the Maximum Revolving Advance Amount. The Maximum Revolving Advance Amount shall be determined after giving effect to the commitments of all Lenders at the time of calculation.

                  3. Conditions of Effectiveness. This Amendment shall become effective upon satisfaction of the following conditions precedent:

                           (a) Note. Agent shall have received the Notes duly
executed and delivered by an authorized officer of each Borrower;

                           (b) Filings, Registrations and Recordings. Each
document (including, without limitation, any Uniform Commercial Code financing statement) required by this Agreement, any related agreement or under law or reasonably requested by the Agent to be filed, registered or recorded in order to create, in favor of Agent, a perfected security interest in or lien upon the Collateral shall have been properly filed, registered or recorded in each jurisdiction in which the filing, registration or recordation thereof is so required or requested, and Agent shall have received an acknowledgment copy, or other evidence satisfactory to it, of each such filing, registration or recordation and satisfactory evidence of the payment of any necessary fee, tax or expense relating thereto;

                           (c) Corporate Proceedings of Borrowers. Agent shall
have received a copy of the resolutions in form and substance reasonably satisfactory to Agent, of the Board of Directors of each Borrower authorizing
(i) the execution, delivery and performance of this Amendment, the Notes, any related agreements and (ii) the granting by each Borrower of the security interests in and liens upon the Collateral in each case certified by the Secretary or an Assistant Secretary of each Borrower as of the Amendment No. 2 Effective Date; and, such certificate shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded as of the date of such certificate;

                           (d) Incumbency Certificates of Borrowers. Agent shall
have received a certificate of the Secretary or an Assistant Secretary of each Borrower, dated the Amendment No. 2

Effective Date, as to the incumbency and signature of the officers of each Borrower executing this Amendment, any certificate or other documents to be delivered by it pursuant hereto, together with evidence of the incumbency of such Secretary or Assistant Secretary;

                           (e) Good Standing Certificates. Agent shall have
received good standing certificates for each Borrower dated not more than thirty
(30) days prior to the Amendment No. 2 Effective Date, issued by the Secretary of State or other appropriate official of each Borrower's jurisdiction of incorporation and each jurisdiction where the conduct of each Borrower's business activities or the ownership of its properties necessitates qualification;

                           (f) Legal Opinion. Agent shall have received the
executed legal opinion of (i) Milbank, Tweed, Hadley & McCloy and (ii) Stikeman, Elliott in form and substance satisfactory to Agent which shall cover such matters incident to the transactions contemplated by this Amendment, the Notes, and related agreements as Agent may reasonably require and each Borrower hereby authorizes and directs such counsel to deliver such opinions to Agent and Lenders;

                           (g) No Litigation. (i) No litigation, investigation
or proceeding before or by any arbitrator or Governmental Body shall be continuing or threatened against any Borrower or against the officers or directors of any Borrower (A) in connection with the Other Documents or any of the transactions contemplated thereby and which, in the reasonable opinion of Agent, is deemed material or (B) which could, in the reasonable opinion of Agent, have a Material Adverse Effect; and (ii) no injunction, writ, restraining order or other order of any nature materially adverse to Borrower or the conduct of its business or inconsistent with the due consummation of the Transactions shall have been issued by any Governmental Body;

                           (h) Intentionally Omitted.

                           (i) Fees. Agent shall have received the fees set
forth in the Fee Letter executed on the Amendment No. 2 Effective Date;

                           (j) Steego Documentation. Agent shall have received
final executed copies of the $5,000,000 promissory note in favor of Steego which shall contain terms and provisions satisfactory to Agent, and Steego shall have entered into a Agreement which shall set forth the basis upon which Steego may receive, and Borrowers may make, payments under such note, which basis shall be satisfactory in form and substance to Agent in its sole discretion;

                           (k) Guaranties. Agent shall have received an executed
Amendment to Security Agreement from E&J Canada in form and substance satisfactory to Agent;

                           (l) Insurance. Agent shall have received in form and
substance satisfactory to Agent, certified copies of Borrowers' casualty insurance policies, together with loss payable endorsements on Agent's standard form of loss payee endorsement naming Agent as loss payee, and certified copies of Borrowers' liability insurance policies, together with endorsements naming Agent as a co-insured;

                           (m) Consents. Agent shall have received such Consents
and waivers of such third parties as might assert claims with respect to the Collateral, as Agent and its counsel shall deem necessary, including, without limitation, the consent of BIL;

                           (n) Leasehold Agreements. Agent shall have received
landlord, mortgagee or warehouseman agreements satisfactory to Agent with respect to all premises leased by Borrowers at which Inventory or Equipment is located;

                           (o) Closing Certificate. Agent shall have received a
closing certificate signed by the Chief Financial Officer of each Borrower dated as of the date hereof, stating that (i) all representations and warranties set forth in this Amendment and the Other Documents are true and correct on and as of such date, (ii) Borrowers are on such date in compliance with all the terms and provisions set forth in this Amendment and the Other Documents and (iii) on such date no Default or Event of Default has occurred or is continuing;

                           (p) Payoff of Term Loan. The proceeds of the Advances
to be made on the Amendment No. 2 Effective Date shall be used, among other things, to repay the Term Loan in full;

                           (q) Execution of Amendment. Borrowers, Agent and all
Lenders shall have executed this Amendment; and

                           (r) Other. All corporate and other proceedings, and
all documents, instruments and other legal matters in connection with this Amendment shall be satisfactory in form and substance to Agent, Lenders and their counsel.

                  4. Representations and Warranties. Each Borrower hereby represents and warrants as follows:

                           (a) This Amendment and the Loan Agreement, as amended
                  hereby, constitute legal, valid and binding obligations of Borrowers and are enforceable against Borrowers in accordance with their respective terms.

                           (b) Upon the effectiveness of this Amendment, each
                  Borrower hereby reaffirms all covenants, representations and warranties made in the Loan Agreement to the extent the same are not amended hereby and agree that all such covenants, representations and warranties shall be deemed to have been remade as of the effective date of this Amendment.

                           (c) No Event of Default or Default has occurred and is continuing or would exist after giving effect to this Amendment.

                           (d) Borrowers have no defense, counterclaim or offset with respect to the Loan Agreement.

                  5.       Effect on the Loan Agreement.

                  (a) Upon the effectiveness of Section 2 hereof, each reference in the Loan Agreement to "this Agreement," "hereunder," "hereof," "herein" or words of like import shall mean and be a reference to the Loan Agreement as amended hereby.

                  (b) Except as specifically amended herein, the Loan Agreement, and all other documents, instruments and agreements executed and/or delivered in connection therewith, shall remain in full force and effect, and are hereby ratified and confirmed.

                  (c) The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of Lender, nor constitute a waiver of any provision of the Loan Agreement, or any other documents, instruments or agreements executed and/or delivered under or in connection therewith.

                  6. Governing Law. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns and shall be governed by and construed in accordance with the laws of the State of New York.

                  7. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

                  8. Counterparts. This Amendment may be executed by the parties hereto in one or more counterparts, each of which shall be deemed an original and all of which taken together shall constitute one and the same agreement.

                  IN WITNESS WHEREOF, this Amendment has been duly executed as of the day and year first written above.


                                         GRAHAM-FIELD HEALTH PRODUCTS, INC.


                                         By: /s/ Irwin Selinger
                                            -------------------------------
                                            Irwin Selinger
                                            Chief Executive Officer


ATTEST:

/s/ Richard Kolodny
--------------------------
Richard Kolodny, Secretary
of the foregoing corporation


                                       GRAHAM-FIELD, INC.
                                       GRAHAM-FIELD EXPRESS, INC.
                                       GRAHAM-FIELD TEMCO, INC.
                                       GRAHAM-FIELD DISTRIBUTION, INC.
                                       GRAHAM-FIELD BANDAGE, INC.
                                       GRAHAM-FIELD EXPRESS (PUERTO RICO), INC.
                                       EVEREST & JENNINGS, INC.


                                       By: /s/ Gary M. Jacobs
                                          ---------------------------------
                                          Gary M. Jacobs, Vice President of
                                          Finance of each of the foregoing
                                          corporations

ATTEST:

/s/ Richard Kolodny
--------------------------
Richard Kolodny, Secretary
of each of the foregoing
corporations


                                       IBJ SCHRODER BANK & TRUST COMPANY, as
                                       Lender and as Agent


                                       By: /s/ James M. Steffy
                                          ---------------------------------
                                          James M. Steffy, Vice President

                                       One State Street
                                       New York, New York 10004

                                       Commitment Percentage:  29.6296%

                                      NATIONAL CITY COMMERCIAL FINANCE, INC.


                                      By:  /s/ Christina M. Lucas
                                           -------------------------------
                                      Name: Christina M. Lucas
                                           -------------------------------
                                      Title: Vice President
                                           -------------------------------
                                      1965 East Sixth Street, Suite 400
                                      Cleveland, Ohio 44114


                                      Commitment Percentage:  29.6296%


                                      BTM CAPITAL CORPORATION


                                      By: /s/ William York
                                          -------------------------------
                                      Name: William York
                                           ------------------------------
                                      Title: Senior Vice President
                                            -----------------------------

                                      125 Summer Street, Fourth Floor
                                      Boston, Massachusetts 02110

                                      Commitment Percentage:  22.2223%

                                            DEUTSCHE FINANCIAL SERVICES CORP.


                                            By: /s/ Kenneth MacDonell
                                               -------------------------------
                                            Name: Kenneth MacDonell
                                            Title: Vice President

                                            Address:__________________________

                                            __________________________________

                                            Commitment Percentage:  26.6667%


CONSENTED AND AGREED TO:

EVEREST & JENNINGS CANADIAN LIMITED


By: /s/ Gary M. Jacobs
   -------------------------------
Name: Gary M. Jacobs
Title: Vice President of Finance